UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2014

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35895	13-2740040
(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive, P.O. Box 619910, DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 453-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On December 11, 2014, Dex Media, Inc. (the “Company”) announced an organizational restructuring program designed to reorganize and refocus the Company, resulting in run-rate annual structural savings estimated between $130 and $150 million. The savings will ramp up over the first eight months of 2015, with $90 to $110 million to be realized in the year.  Management also expects to identify further expense reductions in 2016 and beyond.

The planned changes will affect all areas of the Company’s business and with the cost savings and sales enhancements resulting from the changes, the Company expects to begin deleveraging in 2016.

Major strategic changes impacting the cost structure include, among others, the launch of virtual sales office, automation of sales process, integration of systems and variabilizing the print cost structure. In addition to reductions in cost, the Company announced a number of revenue enhancement measures, including without limitation, product simplifications, introduction of new sales tools, enhanced internet yellow pages (IYP) products, as well as improved print yellow pages products.

The announced changes include planned workforce reductions and job reassignments through 2015, impacting approximately 1,000 employees or 25% of the Company’s employee base, including 350 field sales representatives. Additional reductions occur in the Company’s sales support, field marketing, publishing, distribution, and technology organizations.

One-time cash expenditures to achieve the identified savings are expected to be in the range of $70 to $100 million, the majority expensed by the end of 2015. The Company currently expects that the charges will consist of severance costs totaling $40 to $50 million, facilities consolidation costs totaling $20 to $30 million, system conversion costs totaling $5 to $10 million and other costs totaling $5 to $10 million.

A copy of a press release describing the above-referenced matters is attached hereto as Exhibit 99.1 and the information contained therein, including in the forward-looking statement disclaimer at the end of the press release, is incorporated by reference into this Item 2.05 of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

99.1                        Dex Media, Inc. press release, dated December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014

DEX MEDIA, INC.

/s/ Raymond R. Ferrell
Name:	Raymond R. Ferrell
Title:	Executive Vice President - General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Dex Media, Inc. press release, dated December 11, 2014.